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                                                                   EXHIBIT 10.15

                          RETAIL STORE OPTION AGREEMENT


         AGREEMENT made as of November 15, 1996, by and among HB Associates L.L.C., a Massachusetts limited liability company, ("Developer") and West Coast Entertainment Corporation, a Delaware corporation with its principal office at 9990 Global Road, Philadelphia, Pennsylvania 19115 ("Buyer").

         WHEREAS, the Developer is party to a Development Agreement (the "Development Agreement") of even date herewith with West Coast Franchising Company, a Delaware corporation and wholly-owned subsidiary of the Buyer ("WCFC"), pursuant to which the Developer has certain rights to establish and operate West Coast Video Franchise Stores (each, a "Retail Store" and collectively, "Retail Stores") pursuant to the terms of a Franchise Agreement between the Developer and WCFC; and

         WHEREAS, the execution and delivery of this Agreement is a condition to the execution of the Development Agreement by the parties thereto.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Developer and the Buyer hereby agree as follows:

         1. Definitions. As used herein, each of the following terms shall have the respective meaning set forth below:

                  (a) "Asset Purchase Agreement" shall mean the form of asset purchase agreement attached hereto as Exhibit A and executed by the Buyer and Developer after the exercise of a Buy Option or Sell Option.

                  (b) "Buy Option" shall mean the right of the Buyer, exercised by written notice to the Developer, to cause the Developer to transfer and sell to the Buyer, and the Buyer to purchase from the Developer, pursuant to the Asset Purchase Agreement substantially all of the assets of the Developer. Unless the Buyer elects in its own discretion to pay the Purchase Price, as adjusted, in cash, the Buyer may not exercise a Buy Option in the event at the time of exercise there shall be pending against the Buyer any proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law.

                  (c) "Net Operating Cash Flow" shall mean with respect to a Retail Store an amount equal to the pre-tax income from the Retail Store during the 12-month period (or, if the Retail Store has been open for less than 12 months, then for the period since such store has been open) ending on the last day of the calendar

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month preceding the delivery of the Buy Option or Sell Option, as applicable, plus all non-store operating administrative costs applicable to the Retail Store, to the extent previously expensed, plus all debt-related interest expense and depreciation and amortization expenses attributable to the Retail Store for such 12-month period, less all rental product purchases reasonably attributable to the Retail Store during such 12-month period (including revenue sharing expenses if not previously expensed), less all earned income interest reasonably attributable to the Retail Store for such 12-month period, less all royalty expenses attributable to the Retail Store during such 12-month period (if not already expensed). The Net Operating Cash Flow shall be determined in accordance with generally accepted accounting principles applied consistently with the Developer's past practice.

                  (d) "Prospectus" shall mean the prospectus included in an effective Registration Statement filed by the Buyer with the Securities and Exchange Commission relating to the registration of WCEC Shares under the Securities Act of 1933, as amended.

                  (e) "Purchase Price" shall mean with respect to the assets of the Developer to be purchased an amount equal to the product of (x) 4.0 multiplied by (y) the aggregate amount of the Net Operating Cash Flow for each Retail Store.

                  (f) "Sell Option" shall mean the right of the Developer, exercised by written notice to the Buyer, to cause the Buyer to purchase from the Developer, and the Developer to transfer and sell to the Buyer, pursuant to the Asset Purchase Agreement substantially all of the assets of the Developer.

                  (g) "Financial Statements" shall mean (i) the balance sheet as of the three most recent calendar year ends and the related statements of income, retained earnings and changes in financial condition for each of the two most recent years then ended for the Developer on a combined basis (collectively, the "Annual Financials") and (ii) the balance sheet as of the most recent month end and the related statements of income, retained earnings and changes in financial condition for the period beginning on the previous January 1 and ended on such most recent month end (collectively, the "Stub Financials"). The Annual Financials shall be prepared in accordance with generally accepted accounting principles applied consistently with past practice and certified without qualification by the Developer's independent public accountants (which shall be licensed to practice before the Securities and Exchange Commission), and the Stub Financials shall be reviewed by such accountants and certified by the Developer's chief financial officer; provided, however, that, at the election of the Developer, the Annual Financials delivered to Buyer in connection with the exercise of a Buy Option may be reviewed by such accountants and certified by the Developer's chief financial officer.

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                  (h) "WCEC Shares" shall mean shares of Common Stock, $.01 per value per share, of Buyer.

         2. Option to Sell. The Buyer hereby grants the Developer the right to exercise a Sell Option during the period beginning September 1, 2001 (the "Sell Option Commencement Date") and ending one year thereafter. Notwithstanding the above, prior to exercising a Sell Option, the Developer shall provide to the Buyer (no earlier than 75 days prior to the Sell Option Commencement Date) prior notice of Developer's preliminary (and non-binding) intention to do so. Promptly after receipt of such notice (but not later than 90 days thereafter), the Buyer shall deliver to the Developer a then-current Prospectus (or such other information as Buyer reasonably determines is required in order to comply with applicable state and federal securities laws). No later than five (5) days (which five-day period shall automatically extend up to 15 days provided the Prospectus (or such other information) remains current) after receipt of such Prospectus, the Developer may then exercise the Sell Option; provided, however, that the Developer shall have no obligation to exercise a Sell Option (and its failure to do so shall not preclude the Developer from providing any further notice of its preliminary intention to exercise a Sell Option).

         3. Option to Buy. The Developer hereby grants the Buyer the right to exercise a Buy Option during the period beginning on March 1, 2002 and ending one year thereafter.

         4. Financial Statements. The Developer shall provide Financial Statements within 30 days of the exercise of a Sell Option or a Buy Option.

         5. Asset Purchase Agreement. Upon exercise of a Buy Option or Sell Option, both Buyer and Developer shall diligently complete and execute and deliver the form of asset purchase agreement attached hereto as Exhibit A. The assets to be acquired by the Buyer upon the exercise of a Buy Option or Sell Option shall include all assets (other than Excluded Assets (as defined in the Asset Purchase Agreement) used in the operation of the business conducted by the Retail Stores.

         6. Determination of Purchase Price. Promptly following the delivery of the Buy Option or Sell Option, as applicable, the Buyer shall cause independent certified public accountants for the Buyer (the "Accountants"), to review the books and records of the Developer. Not later than 20 days after the delivery of the Financial Statements, the Buyer shall cause the Accountants to deliver a statement to the Buyer and the Developer setting forth the Purchase Price (the "Accountants' Report"). The Purchase Price shall be included in the Asset Purchase Agreement.

         In the event that the Buyer or the Developer dispute the calculation of the Purchase Price, the disputing party shall

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notify the other party hereto in writing (the "Dispute Notice") of the amount, nature and basis of such dispute, within 5 business days after delivery of the Accountants' Report. In the event of such a dispute, the parties hereto shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 10 business days after delivery of the Accountants' Report, the dispute shall be submitted to the Accountants and, independent accountants for the Developer ("Developer's Accountants"), for resolution. The Accountants and Developer's Accountants shall use their best efforts to resolve the dispute within 5 business days after submission. If they are unable to agree upon a resolution of the dispute within such 5-business day period, the dispute shall be submitted to arbitration in accordance with Section 23.

         The fees and expenses of the Accountants in connection with the preparation of the Accountants' Report and the resolution of disputes pursuant to the preceding paragraph shall be borne by the Buyer and the fees and expenses of Developer's Accountants in connection with the resolution of disputes pursuant to the preceding paragraph shall be borne by the Developer.

         Promptly upon the expiration of the 5-business day period for giving the Dispute Notice, if no Dispute Notice is given, or promptly upon the resolution of disputes, if any, as provided above, the Closing shall occur.

         7. The Closing. Following the exercise of a Buy Option or Sell Option, the closing of the acquisition by the Buyer of the assets of the Developer (the "Closing") shall take place within 60 days following the date of delivery of the Financial Statements (or if later within 5 business days after resolution of any dispute in accordance with Section 6 above) at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts, at such time or date as may be selected by Buyer, on not less than five days prior notice to Developer (which notice may be given orally), or at such other time and date as may be mutually agreed upon in writing by the parties hereto.

         8. Payment of Purchase Price. At each Closing, the Purchase Price shall be paid in accordance with the Asset Purchase Agreement. The value of each WCEC Share delivered to Developer as part of the payment of the Purchase Price shall be equal to the average of the closing price per share of common stock of WCEC as reported on the Nasdaq Stock Exchange (or if such shares are not then traded on the Nasdaq Stock Exchange, such other exchange or service, if applicable) for each of the fifteen trading days ending on the third business day immediately preceding the Closing.

         9. Assumption of Liabilities. The Buyer shall assume no liabilities of the Developer other than (a) accounts payable that have been outstanding for 60 days or less at the Closing and that

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have been incurred in the ordinary course of business and/or (b) other indebtedness. Such aggregate amount of payables and other indebtedness shall not be greater than the amount of the Net Operating Cash Flow and shall reduce the Purchase Price on a dollar-for-dollar basis. The assumption of liabilities, and the amount thereof to be assumed, subject to the foregoing limitation on such amount, shall be at the option of the Developer. All other liabilities of the Developer shall be paid in full by Developer at or prior to the Closing (other than liabilities which are disputed in good faith and for which funds have been set aside for payment thereof, provided the same are not material in amount).

         10. Restrictions on Transfer of Retail Stores. Developer hereby agrees that, except as otherwise provided herein or the Development Agreement (notwithstanding the expiration of the term thereof), it shall not, without Buyer's prior written consent (which may be granted or denied in Buyer's sole and absolute discretion), sell, transfer or dispose of, directly or indirectly, by sale of stock, assets, merger, consolidation or otherwise, all or any portion of, or any interest in, any Retail Store until such time as the Buy Options have expired unexercised.

         11. Representation of the Developer. The Developer hereby represents and warrants to the Buyer that the execution and delivery of this Agreement by the Developer, and the agreements provided for herein, and the consummation by the Developer of all transactions contemplated hereby, have been duly authorized by all requisite corporate (or other) and shareholder or member action; that this Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Developer is a party constitute the valid and legally binding obligations of the Developer, enforceable against the Developer in accordance with their respective terms.

         12. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

         To the Developer:   HB Associates, L.L.C.
                             460 Boston Street
                             Suite 1A-1, Box #9
                             Topsfield, MA 01983

         With a copy to:     Peabody & Arnold
                             50 Rowes Wharf
                             Boston, MA  02110
                             Attn:  Gregory L. White, Esq.

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         To the Buyer:       West Coast Entertainment Corporation
                             9990 Global Road
                             Philadelphia, Pennsylvania  19115
                             Attn:  President

         With a copy to:     Hale and Dorr
                             60 State Street
                             Boston, MA  02109
                             Attn:  John H. Chory, Esq.

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally; (b) one business day after delivery to an overnight courier, if sent by overnight courier; or (c) three business days after being sent, if sent by registered or certified mail.

        13. Option to Liquidate. Notwithstanding any provision to the contrary herein, if, upon the exercise of a Sell Option or Buy Option, the Purchase Price is determined to be less than $1,500,000, the Developer, at its option, may elect by written notice to Buyer within 30 days of such determination to terminate the operation of all of the Retail Stores and liquidate the assets thereof by selling or otherwise transferring such assets to an unaffiliated third party no later than 120 days after such election. Such termination of operation shall occur no later than 30 days after the date of such notice.

        14. Termination of Development Agreement. In the event the Development Agreement is terminated by the Buyer due to a material default thereof by the Developer, then the period during which the Buyer may exercise the Buy Option shall commence on the earlier of (a) 12 months after such termination (except that the Buyer may exercise the Buy Option prior thereto with respect to all Retail Stores that have been in operation for at least 12 months at the time of exercise) or (b) the commencement date set forth in Section 3 above. In the event of a combination by merger, sale of assets or otherwise of Movie Gallery, Inc. (or its successor) and the Buyer (or its successor), then the period during which the Developer may exercise the Sell Option shall commence on the earlier of (x) 12 months after such combination or (y) the Sell Option Commencement Date.

         15. Arbitration.

                (a) Any dispute, controversy or claim between the parties arising out of or relating to this Agreement, a breach hereof or the transactions contemplated hereby, shall be settled by arbitration in accordance with the provisions of this Section. Any arbitration pursuant to this Section shall be conducted by a single arbitrator appointed by the Boston, Massachusetts office of the American Arbitration Association upon the request of either party. The arbitrator shall have a minimum of five years

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of experience in the area of business relevant to the particular dispute. Each party shall be permitted to submit only one proposal to the arbitrator, and the arbitrator shall be required to choose one of such two proposals as the resolution of the dispute. The arbitrator may proceed to a resolution notwithstanding the failure of a party to participate in the proceedings. Each of the parties shall pay its own costs and expenses in connection with any such arbitration, and the parties shall share equally in the fees and expenses of the arbitrator.

                (b) The parties agree that any such arbitration will occur in Boston, Massachusetts, any such arbitration award shall be final and binding upon the parties, may be entered in any court having jurisdiction and shall not be appealable by either party in any court.

        16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer and the Developer may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder (other than with respect to delivery of stock and registration obligations related thereto), to a subsidiary or affiliate. Any assignment in contravention of this provision shall be void.

         17. Entire Agreement; Amendments; Attachments.

                (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The Buyer and the Developer may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and the Developer.

                (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provision of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

        18. Expenses. Except as otherwise expressly provided herein, the Buyer and the Developer shall each pay their own expenses in connection with this Agreement and the transactions contemplated hereby.

        19. Legal Fees. In the event that legal or arbitration proceedings are commenced by the Buyer against the Developer, or

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by the Developer against the Buyer, in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

        20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        21. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

        22. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

        23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

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         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                                       DEVELOPER:

                                       HB ASSOCIATES, L.L.C.



                                       By: /s/ Michael Hubbard
                                          -------------------------------------

                                       Title:Manager
                                             ----------------------------------


                                       BUYER:

                                       WEST COAST ENTERTAINMENT CORPORATION


                                       By: /s/ T. Kyle Standley
                                          -------------------------------------

                                       Title:President and CEO
                                             ----------------------------------

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